Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350 , as adopted), Nancy T. Chang, Chief Executive Officer of Tanox, Inc. (Tanox) and Gregory P. Guidroz, Vice President of Finance of Tanox, each hereby certify that:

1.	Tanox’s Quarterly Report on Form 10-Q for the period ended June 30, 2003, and to which this Certification is attached as exhibit 99.3 (the “Periodic Report”), fully complies with the requirements of section 13 (a) or section 15 (d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Tanox.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 4th day of August 2003.

Date: August 4, 2003	By:	/s/ Nancy T. Chang Nancy T. Chang President and Chief Executive Officer

Date: August 4, 2003	By:	/s/ Gregory P. Guidroz Gregory P. Guidroz Vice President of Finance